EXHIBIT 99.6
BENEFICIAL OWNER ELECTION FORM
The undersigned acknowledge(s) receipt of the letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $0.01 per share, of Central Federal Corporation.
I (we) hereby instruct you as follows:
(Check the one applicable box and provide all required information)
Box 1. ☐ Please DO NOT EXERCISE RIGHTS to purchase shares of Common Stock.
Box 2. ☐ Please EXERCISE RIGHTS to purchase shares of Common Stock as set forth below:
A.	Number of shares being purchased: ____________________ (calculate as set forth below) (subject to the purchase and ownership limitations described in the Prospectus section entitled “The Rights Offering — Limit on How Many Shares of Common Stock You May Purchase in the Stock Offering”)

B.	Aggregate Subscription Price Payment Required: $ ________________ (calculate as set forth below)
Basic Subscription Privilege
I wish to exercise my full Basic Subscription Privilege or a portion thereof as follows:

Number of Shares of
Common Stock
Subscribed for
Under Your				Payment Due Under
Basic Subscription				Basic Subscription
Privilege		Subscription Price		Privilege
	X	$1.00	=	$
Over-Subscription Privilege
I have exercised my full Basic Subscription Privilege and in addition to my full Basic Subscription Privilege I wish to subscribe for additional shares under my Over-Subscription Privilege as follows:

Number of Shares of
Common Stock
Subscribed for
Under Your				Payment Due Under
Over-Subscription				Over-Subscription
Privilege*		Subscription Price		Privilege
	X	$1.00	=	$

*	The maximum number of shares you may subscribe for under your Over-Subscription Privilege is equal to ________________shares less the number of shares you subscribed for under your full Basic Subscription Privilege.

Total Shares and Total Payment Required

Total Payment
Total Shares				Required
(number of shares of				(total payments due
Common Stock				under Basic
subscribed for under				Subscription
Basic Subscription				Privilege
Privilege plus Over-				plus Over-
Subscription				Subscription
Privilege)		Subscription price		Privilege
	X	$1.00	=	$
Payment Method (check one)
______________ Payment in the following amount is enclosed $_________
______________ Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account No:

Amount to be Deducted:
Signature(s)
I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form: (a) irrevocably elect to purchase the number of shares of Common Stock indicated above, upon the terms and conditions specified in the Prospectus; and (b) agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name(s) of beneficial owner(s):

Signature(s) of beneficial owner(s):
If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity (Full Title):

Address (including Zip Code):

Telephone Number: